EXHIBIT 23.1








                CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Union Carbide Corporation



We consent to the incorporation by reference in each of the Registration Statements of Union Carbide Corporation on Form S-3 (Nos. 33-26185 and 33-60705), and on Form S-8 (Nos. 2-90419,
33-22125, 33-38714, 33-53573 and 33-58931) of our reports dated
January 19, 1996, relating to the consolidated balance sheets of Union Carbide Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 1995, appearing and incorporated by reference, in the annual report on Form 10-K of Union Carbide Corporation for the year ended December 31, 1995. Our reports refer to a change in accounting principles as described in Note 1 to the consolidated financial statements.




                                       KPMG PEAT MARWICK LLP



Stamford, Connecticut
March 20, 1996